Exhibit 99.1
Align Technology Announces Second Quarter 2025 Results

Align Technology	Zeno Group
Madelyn Valente	Sarah Karlson
(909) 833-5839	(828) 551-4201
mvalente@aligntech.com	sarah.karlson@zenogroup.com

ALIGN TECHNOLOGY ANNOUNCES SECOND QUARTER 2025 FINANCIAL RESULTS

•Q2'25 total revenues were $1,012.4 million, up 3.4% sequentially and down 1.6% year-over-year
•Q2'25 total revenues were favorably impacted by foreign exchange by approximately $26.4 million, or 2.7% sequentially, and favorably impacted by approximately $5.6 million, or 0.6% year-over-year(1)
•Q2'25 Clear Aligner revenues were $804.6 million, up 1.0% sequentially and down 3.3% year-over-year
•Q2'25 Clear Aligner volume was 644.4 thousand cases, up 0.3% sequentially and year-over-year
•Q2'25 Imaging Systems and CAD/CAM Services revenues were $207.8 million, up 13.9% sequentially and up 5.6% year-over-year
•Q2'25 operating income of $163.0 million and operating margin of 16.1%, non-GAAP operating margin of 21.3%(1)
•Q2'25 GAAP operating margin was favorably impacted by foreign exchange by approximately 1.2 points sequentially and favorably impacted by approximately 0.2 points year-over-year(1)
•Q2'25 diluted net income per share was $1.72, non-GAAP diluted net income per share was $2.49(1)
•Q2'25 cash and cash equivalents were $901.2 million compared to $873.0 million as of Q1'25

TEMPE, Ariz., July 30, 2025 -- Align Technology, Inc. (Nasdaq: ALGN), a leading global medical device company that designs, manufactures, and sells the Invisalign® System of clear aligners, iTero™ intraoral scanners, and exocad™ CAD/CAM software for digital orthodontics and restorative dentistry, today reported financial results for the second quarter ("Q2'25"). Q2'25 total revenues were $1,012.4 million, up 3.4% sequentially and down 1.6% year-over-year. Q2'25 total revenues were favorably impacted by foreign exchange of approximately $26.4 million, or 2.7% sequentially, and favorably impacted by approximately $5.6 million, or 0.6% year-over-year.(1) Q2'25 Clear Aligner revenues were $804.6 million, up 1.0% sequentially and down 3.3% year-over-year. Q2'25 Clear Aligner revenues were favorably impacted by foreign exchange of approximately $21.6 million, or 2.8% sequentially, and favorably impacted by approximately $4.5 million, or 0.6% year-over-year. Q2'25 Clear Aligner volume was up 0.3% sequentially and year-over-year. Q2'25 Imaging Systems and CAD/CAM Services revenues were $207.8 million, up 13.9% sequentially, and up 5.6% year-over-year. Q2'25 Imaging Systems and CAD/CAM Services revenues were favorably impacted by foreign exchange of approximately $4.8 million, or 2.3% sequentially and favorably impacted by approximately $1.0 million, or 0.5% year-over-year.(1)

(1) For more information, please see the tables captioned "Unaudited GAAP to Non-GAAP Reconciliation."

Align Technology Announces Second Quarter 2025 Results
Q2'25 operating income was $163.0 million, resulting in an operating margin of 16.1%. Foreign exchange favorably impacted Q2'25 operating margin by approximately 1.2 points sequentially and by approximately 0.2 points year-over-year.(1) On a non-GAAP basis, Q2'25 operating income was $215.9 million, resulting in an operating margin of 21.3%, up 2.3 points sequentially and down 1.0 points year-over-year. Q2'25 net income was $124.6 million, or $1.72 per diluted share. On a non-GAAP basis, Q2'25 net income was $181.1 million, or $2.49 per diluted share.

Commenting on Align's Q2'25 results, Align Technology President and CEO Joe Hogan said, “Our second quarter results were mixed. Total Q2 revenues of $1,012.4 million reflect solid year-over-year revenue growth for Systems and Services, driven primarily by stronger than expected sales of iTero Lumina™ scanner wand upgrades-offset by lower-than-expected sales of full iTero Lumina Systems, and a slight year-over-year decrease in Clear Aligner revenues driven primarily by lower-than-expected volumes in Europe and North America. As a result, Q2 worldwide revenues and operating margins were below our Q2 outlook. During Q2, we continued to see strong consumer interest in Invisalign® treatment, as reflected by iTero scans and Invisalign doctor case submissions. However, we experienced uneven patient case conversion, which led to a lower than typical seasonal uptick in case starts which historically occurs late in the quarter. As we assessed our Q2 results and the activity in our customers’ offices, we believe it was impacted in part by U.S. tariff turmoil in and outside of the U.S. and less affordable financing options for orthodontic treatment, as well as for capital equipment purchases. Recent dental industry surveys for the second quarter suggest there was less overall patient traffic, fewer orthodontic case starts, and patient hesitation toward elective procedures. 2025 marks the fourth consecutive year orthodontic starts are down, and third-party research reports indicate that practices that use both wires and brackets and clear aligners may have shifted more of their case starts to metal braces in Q2. Uncertainty not only impacts consumer purchasing decisions – but also the decisions that doctors make, especially practices who still use wires & brackets and weigh the sunk cost of their inventory and their available time over investing in digital solutions during times of financial uncertainty.”

Continued Hogan, “As we begin the third quarter and plan for the remainder of the year, our outlook anticipates the potential continued economic uncertainty and spending hesitancy that impacted demand for our clear aligners and new iTero scanner systems in the second quarter, even though we know consumer interest in Invisalign treatment remains strong*. We are evaluating actions to reduce costs and thoughtfully manage our investments while we continue to drive engagement and effectiveness of commercial and marketing programs that leverage our innovation and new product cycle across our clear aligners and scanners, especially those for teens and kids.”

*Data source: Google Trends

Align Technology Announces Second Quarter 2025 Results
Financial Summary - Second Quarter Fiscal 2025

	Q2'25	Q1'25	Q2'24	Q/Q Change	Y/Y Change
Clear Aligner Shipments*	644,370	642,305	642,725	+0.3%	+0.3%
GAAP
Net Revenues	$1,012.4M	$979.3M	$1,028.5M	+3.4%	(1.6)%
Clear Aligner	$804.6M	$796.8M	$831.7M	+1.0%	(3.3)%
Imaging Systems and CAD/CAM Services	$207.8M	$182.4M	$196.8M	+13.9%	+5.6%
Net Income	$124.6M	$93.2M	$96.6M	+33.7%	+29.0%
Diluted EPS	$1.72	$1.27	$1.28	+$0.45	+$0.43
Non-GAAP
Net Income	$181.1M	$156.9M	$181.0M	+15.5%	+0.1%
Diluted EPS	$2.49	$2.13	$2.41	+$0.36	+$0.09
Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding.
*Clear Aligner shipments include Doctor Subscription Program Touch-Up cases.

As of June 30, 2025, we had approximately $901.2 million in cash and cash equivalents, compared to over $873.0 million as of March 31, 2025. As of June 30, 2025, we had $300.0 million available under our revolving line of credit.

Align is also announcing today that we expect to take a series of actions in the second half of fiscal 2025 to streamline operations and reallocate resources to better align with our long-term growth and profitability objectives. These actions are intended to sharpen operational focus, reduce ongoing costs, and enhance capital efficiency. First, we expect to realign certain business groups and reduce our global workforce. Second, we are looking to optimize our manufacturing footprint and dispose of certain manufacturing capital assets as we transition to next-generation manufacturing technologies, increase automation, and regionalize manufacturing to be closer to our customers. We expect these actions will incur one-time charges of approximately $150 million to $170 million in the second half of 2025, primarily for the write-down of assets, accelerated depreciation expense, and restructuring charges. We expect approximately $40 million of these charges to be in cash, with the remainder in non-cash charges. We expect approximately $50 million to $60 million of these charges in Q3’25. We expect these actions to deliver cost savings that will allow us to achieve a GAAP operating margin of approximately 13.0%–14.0% and a non-GAAP operating margin slightly above 22.5% in FY 2025. For FY 2026, we expect these actions to improve our GAAP and non-GAAP operating margins by at least 100 basis points year-over-year.

“We are evaluating these difficult but, we believe, necessary actions to position us for sustainable, long-term success and improved profitability,” said John Morici, Align CFO and executive vice president, global finance. “While these decisions may impact valued members of our team, we believe they are essential to ensure we are positioned for upcoming technology changes and to remain agile and focused in a rapidly evolving market. We are committed to executing our strategy with discipline and purpose.”

Align Announcement Highlights

Align Technology Announces Second Quarter 2025 Results
•On July 22, 2025, Align announced commercial availability in Malaysia of the Invisalign® System with mandibular advancement featuring occlusal blocks designed specifically to address Class II skeletal and dental correction by simultaneously advancing the mandible while aligning the teeth.
•On July 22, 2025, Align announced that the Invisalign® Palatal Expander System has been notified as Class B medical device by Malaysia Medical Device Authority and is now commercially available in Malaysia for broad patient applicability, including growing children, teens and adults (with surgery or other techniques).
•On July 16, 2025, Align announced a collaboration with Disney’s highly anticipated movie sequel "Freakier Friday," which opens in theaters on August 8, 2025. The collaboration will bring Align’s commitment to building teen confidence through Invisalign® brand product placements, highlighting how the Invisalign clear aligner system offers an effective,* convenient, and modern way to achieve a confident smile. *Data on file, Align Technology.
•On July 14, 2025, Align announced that the Invisalign® Palatal Expander System was approved as a Class B medical device by the Central Drugs Standard Control Organization and is commercially available in India for broad patient applicability, including growing children, teens and adults (with surgery or other techniques).
•On July 14, 2025, Align announced commercial availability in India of the Invisalign® System with mandibular advancement featuring occlusal blocks designed specifically to address Class II skeletal and dental correction by simultaneously advancing the mandible while aligning the teeth.
•On July 2, 2025, Align announced that its Board of Directors appointed Britt Vitalone, Executive Vice President and Chief Financial Officer, McKesson Corporation, to Align’s Board of Directors and its Audit Committee.
•On June 27, 2025, Align shared highlights from the 2025 Invisalign® Asia Pacific Summit, connecting with over 2,000 doctors and practice staff.
•On June 17, 2025, Align launched an integrated consumer and professional brand campaign focused on Invisalign treatment for kids and teens.
•On June 2, 2025, Align announced the award of twelve research grants to universities under the company’s fifteenth Annual Research Award Program, with $300,000 in research grants awarded.
•On May 22, 2025, Align announced a new professional marketing initiative spanning across the EMEA region and North America to provide doctors with a platform to share their stories about transforming smiles and changing lives for their patients and practices.
•On May 15, 2025, Align announced that the Invisalign® Palatal Expander System was approved by the National Medical Products Administration in China.
•On April 24, 2025, Align announced the commercial availability in the U.S. and Canada of the Invisalign® System with mandibular advancement featuring occlusal blocks designed specifically to address Class II skeletal and dental correction by simultaneously advancing the mandible while aligning the teeth.
•On April 1, 2025, Align announced that the Invisalign® System with mandibular advancement featuring occlusal blocks was made commercially available to Invisalign-trained doctors in Australia and New Zealand.

Align Technology Announces Second Quarter 2025 Results
Q2'25 Stock Repurchase
•During Q2'25, we repurchased approximately 585.1 thousand shares of our common stock at an average price of $164.14 per share, completing the $225.0 million open market repurchase initiated in Q1'25. This completed our $1.0 billion stock repurchase program approved in January 2023, in its entirety.
•In April 2025, our Board of Directors authorized a plan to repurchase up to $1.0 billion of our common stock (“April 2025 Repurchase Program”), none of which has been utilized. The April 2025 Repurchase Program is expected to be completed over a period of up to three years.

UK VAT Update as of July 30, 2025:
•As previously disclosed in our Q1’25 earnings release and conference call, on April 24, 2025, we received a favorable ruling in which the UK tribunal determined that our clear aligners are exempt from VAT.
•In June of 2025, HMRC filed a Petition to Appeal to the Upper Tribunal to attempt to challenge the First-tier Tribunal's decision. On July 15, HMRC was given permission to appeal and has until August 15, 2025 to do so.
•For impacted customers, effective August 1, 2025, Align invoices will no longer include the United Kingdom VAT rate of 20% for all Invisalign treatment packages that are ClinCheck® approved on or after August 1, 2025, and for refinement and replacement aligners, Vivera™ retainers, PVS processing fees, and additional aligners orders placed on or after August 1, 2025. At the same time, we will simultaneously adjust prices for our clear aligners and retainers to keep the overall price consistent.

Tariff Update as of July 30, 2025:
•There is no material change to the expected impact of U.S. tariffs and we refer you to our Q1'25 press release and earnings materials, as well as our Q2’25 webcast slides which include specifics regarding potential impacts of U.S. tariffs.

Fiscal 2025 Business Outlook

Assuming no circumstances occur beyond our control, such as foreign exchange, macroeconomic conditions, and changes to currently applicable tariffs that could impact our business:

Q3'25:
•We expect Q3’25 worldwide revenues to be in the range of $965 million to $985 million, down sequentially from Q2’25.
•We expect Q3’25 Clear Aligner volume to be down sequentially as a result of Q3 seasonality and Q3’25 Clear Aligner average selling price ("ASP") to be slightly up sequentially due to favorable foreign exchange at current spot rates, partially offset by a continued product mix shift to non-comprehensive clear aligner products with lower list prices.
•We expect Q3’25 Systems and Services revenues to be down sequentially because of Q3 seasonality.
•We expect Q3’25 worldwide GAAP gross margin to be 64% to 65%, down sequentially by approximately 5 to 6 points, due to the incurrence of one-time charges expected to be approximately $45 to $55 million primarily for

Align Technology Announces Second Quarter 2025 Results
the write-down of assets, accelerated depreciation expense, and restructuring charges in Q3’25 and lower Clear Aligner volume. We expect non-GAAP gross margin to be flat from Q2’25.
•We expect Q3’25 GAAP operating margin to be 10.5% to 11.5%, down sequentially by approximately 5 to 6 points, due to the incurrence of one-time charges expected to be approximately $50 to $60 million primarily for the write-down of assets, accelerated depreciation expense, and restructuring charges in Q3’25 and lower Clear Aligner volume. We expect the majority of these charges to be non-cash charges, with approximately $5 million in cash charges. We expect Q3’25 Non-GAAP operating margin to be approximately 22%.

For fiscal 2025:
•We expect 2025 Clear Aligner volume growth to be low-single digits and revenue growth to be flat to slightly up from 2024, assuming foreign exchange at current spot rates.
•We expect 2025 Clear Aligner ASPs to be down year-over-year due to a continued product mix shift to non-comprehensive clear aligners with lower list prices and continued growth in our emerging markets with products that may carry lower list prices, partially offset by favorable foreign exchange at current spot rates.
•We expect 2025 Systems and Services year-over-year revenues to grow faster than Clear Aligner revenues.
•We expect the 2025 GAAP gross margin to be 67% - 68%, down year-over-year by approximately 2 to 3 points, due to the incurrence of one-time charges expected to be approximately $115 to $130 million primarily for the write-down of assets, accelerated depreciation expense, and restructuring charges in the second half of 2025 and lower Clear Aligner volume. We expect the 2025 non-GAAP gross margin to be flat to slightly lower than the 2024 non-GAAP gross margin.
•We expect the fiscal 2025 GAAP operating margin to be 13% - 14%, down year-over-year, by approximately 1 to 2 points below the 2024 GAAP operating margin due to the incurrence of one-time charges expected to be approximately $150 to $170 million primarily for the write-down of assets, accelerated depreciation expense, and restructuring charges in the second half of 2025. Most of the one-time charges will be non-cash with the expected cash outlay for 2025 estimated at around $40 million. We expect the 2025 non-GAAP operating margin to be slightly above 22.5%.
•We expect our investments in capital expenditures for fiscal 2025 to be between $100 million and $125 million. Capital expenditures primarily relate to technology upgrades as well as maintenance.

Align Technology Announces Second Quarter 2025 Results
Align Webcast and Conference Call

We will host a conference call today, July 30, 2025, at 4:30 p.m. ET, 1:30 p.m. PT, to review our Q2'25 results, discuss future operating trends, and our business outlook. The conference call will also be webcast live via the Internet. To access the webcast, go to the "Events & Presentations" section under "Company Information" on Align's Investor Relations website at http://investor.aligntech.com. To access the conference call, participants may register for the call at https://edge.media-server.com/mmc/p/okvpykry%5d/. An archived audio webcast will be available 2 hours after the call's conclusion and will remain available for one month.

About Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles ("GAAP") in the United States ("U.S. GAAP"), we use the following non-GAAP financial measures: constant currency net revenues, constant currency gross profit, constant currency gross margin, constant currency income from operations, constant currency operating margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP total operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP effective tax rate, non-GAAP net income and non-GAAP diluted net income per share.

These non-GAAP financial measures exclude certain items that may not be indicative of our fundamental operating performance, including foreign currency exchange rate impacts, the effects of stock-based compensation, amortization of intangible assets related to certain acquisitions, restructuring and other charges, acquisition-related costs, associated tax impacts and discrete cash and non-cash charges or gains that are included in the most directly comparable GAAP financial measure.

Our management believes that the use of certain non-GAAP financial measures provides meaningful supplemental information regarding our recurring core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.

There are material limitations to using non-GAAP financial measures as they are not prepared in accordance with U.S. GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. Non-GAAP financial measures exclude certain items that may have a material impact upon our reported financial results, which can limit their usefulness for comparison purposes. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on both a GAAP and non-GAAP basis and by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures in our public disclosures. The presentation of non-GAAP financial information is meant to be considered in addition to, not as a substitute for, superior to, or in isolation from, the directly comparable financial measures prepared in accordance with U.S. GAAP. We urge investors to review the reconciliation of our GAAP

Align Technology Announces Second Quarter 2025 Results
financial measures to the comparable non-GAAP financial measures included herein and not to rely on any single financial measure to evaluate our business. For more information on these non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the tables captioned "Unaudited GAAP to Non-GAAP Reconciliation."

About Align Technology, Inc.

Align Technology designs and manufactures the Invisalign® System, the most advanced clear aligner system in the world, iTero™ intraoral scanners and services, and exocad™ CAD/CAM software. These technology building blocks enable enhanced digital orthodontic and restorative workflows to improve patient outcomes and practice efficiencies for over 286.4 thousand doctor customers and are key to accessing Align’s 600 million consumer market opportunity worldwide. Over the past 28 years, Align has helped doctors treat approximately 20.8 million patients with the Invisalign System and is driving the evolution in digital dentistry through the Align™ Digital Platform, our integrated suite of unique, proprietary technologies and services delivered as a seamless, end-to-end solution for patients and consumers, orthodontists and GP dentists, and lab/partners. Visit www.aligntech.com for more information.

For additional information about the Invisalign System or to find an Invisalign doctor in your area, please visit www.invisalign.com. For additional information about the iTero digital scanning system, please visit www.itero.com. For additional information about exocad dental CAD/CAM offerings and a list of exocad reseller partners, please visit www.exocad.com.

Invisalign, iTero, exocad, Align, Align Digital Platform and iTero Lumina are trademarks of Align Technology, Inc.

Forward-Looking Statements

This news release, including the tables below, contains forward-looking statements, including statements of beliefs and expectations regarding our ability to successfully manage our business and operations, reduce costs, manage investments and pursue our strategic growth drivers, our expectations regarding the potential continued economic uncertainty and spending hesitancy of consumers, our expectations regarding our stock repurchase programs, our expectations for market opportunities, our expectations regarding a series of actions in the second half of fiscal 2025 to streamline operations and reallocate resources to better align our long-term growth with our profitability objectives and the expected timing and financial impact of any such actions, our expectations regarding the applicability of VAT to our Clear Aligner sales in the UK, our expectations for implemented or proposed tariffs, and our expectations for Q3'25 and fiscal year 2025 worldwide revenues, Clear Aligner volume, Clear Aligner ASPs, Systems and Services revenues, GAAP and non-GAAP operating margin, GAAP and non-GAAP gross margin, and 2025 capital expenditures. Forward-looking statements contained in this press release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements reflect our best judgments based on currently known facts and circumstances and are subject to risks, uncertainties, and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.

Factors that might cause such a difference include, but are not limited to:

Align Technology Announces Second Quarter 2025 Results
•macroeconomic conditions, including inflation, fluctuations in currency exchange rates, higher interest rates, market volatility, threats or actual imposition of tariffs, customs duties and fees by nations and retaliatory actions, threats of or actual economic slowdowns or recessions or escalating trade wars and geopolitical tensions;
•customer and consumer purchasing behavior and changes in consumer spending habits as a result of, among other things, prevailing macroeconomic conditions, levels of employment, health insurance coverage, wages, debt obligations, discretionary income, inflationary pressure, and declining consumer confidence;
•implemented or proposed tariffs and retaliatory actions or other trade restrictions or measures taken by the United States and other countries that have or could impact our products and product sales;
•variations in our geographic, channel and product mix, product launches, product pilots and product adoption, and selling prices regionally and globally, including product mix shifts to lower priced products or to products with a higher percentage of deferred revenue;
•competition from existing and new competitors;
•declines in, or the slowing of the growth of, sales of our clear aligners and intraoral scanners domestically and/or internationally and the impact either would have on the adoption of Invisalign products;
•the economic and geopolitical ramifications of the military conflicts in the Middle East and Ukraine, and tensions involving Taiwan and South China Sea and our operations and assets in Israel and Russia;
•our ability to implement and realize the anticipated benefits currently expected from actions to streamline operations and reallocate resources to better align our long-term growth with our profitability objectives;
•the possibility that the development and release of new products or enhancements to existing products do not proceed in accordance with the anticipated timeline or may themselves contain bugs, errors, or defects in software or hardware requiring remediation and that the market for the sale of these new or enhanced products may not develop as expected;
•the timing and availability and cost of raw materials, components, products and other shipping and supply chain constraints and disruptions;
•unexpected or rapid changes in the growth or decline of our domestic and/or international markets;
•rapidly evolving and groundbreaking advances that fundamentally alter the dental industry or the way new and existing customers market and provide products and services to consumers;
•our ability to protect our intellectual property rights;
•continued compliance with regulatory requirements;
•the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers;
•our ability to sustain or increase profitability or revenue growth in future periods (or minimize declines) while controlling expenses;
•expansion of our business and products;
•the impact of excess or constrained capacity at our manufacturing and treat operations facilities and pressure on our internal systems and personnel;

Align Technology Announces Second Quarter 2025 Results
•the compromise of our systems or networks, including any customer and/or patient data contained therein, for any reason;
•the timing of case submissions from our doctor customers within a quarter as well as an increased manufacturing costs per case; and
•the loss of key personnel, labor shortages, or work stoppages for us or our suppliers.
The foregoing and other risks are detailed from time to time in our periodic reports filed with the Securities and Exchange Commission ("SEC"), including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 28, 2025 and our latest Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which was filed with the SEC on May 8, 2025. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Align Technology Announces Second Quarter 2025 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net revenues	$1,012,449	$1,028,490	$1,991,711	$2,025,921
Cost of net revenues	304,332	305,862	603,486	605,477
Gross profit	708,117	722,628	1,388,225	1,420,444
Operating expenses:
Selling, general and administrative	448,686	452,262	896,315	904,084
Research and development	96,398	92,193	193,599	184,052
Legal settlement loss	—	31,127	4,178	31,127
Total operating expenses	545,084	575,582	1,094,092	1,119,263
Income from operations	163,033	147,046	294,133	301,181
Interest income and other income (expense), net:
Interest income	2,859	3,301	8,175	7,693
Other income (expense), net	7,624	(6,481)	11,650	(6,622)
Total interest income and other income (expense), net	10,483	(3,180)	19,825	1,071
Net income before provision for income taxes	173,516	143,866	313,958	302,252
Provision for income taxes	48,908	47,302	96,120	100,660
Net income	$124,608	$96,564	$217,838	$201,592

Net income per share:
Basic	$1.72	$1.28	$2.98	$2.68
Diluted	$1.72	$1.28	$2.98	$2.68
Shares used in computing net income per share:
Basic	72,565	75,184	73,061	75,180
Diluted	72,593	75,223	73,098	75,315

Align Technology Announces Second Quarter 2025 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2025	December 31, 2024
ASSETS

Current assets:
Cash and cash equivalents	$901,157	$1,043,887
Accounts receivable, net	1,116,210	995,685
Inventories	243,750	254,287
Prepaid expenses and other current assets	186,941	198,582
Total current assets	2,448,058	2,492,441

Property, plant and equipment, net	1,260,909	1,271,134
Operating lease right-of-use assets, net	116,674	113,376
Goodwill	491,072	442,630
Intangible assets, net	103,485	103,488
Deferred tax assets	1,548,229	1,557,372
Other assets	250,667	234,159

Total assets	$6,219,094	$6,214,600

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$114,434	$108,693
Accrued liabilities	563,059	598,188
Deferred revenues	1,317,990	1,331,146
Total current liabilities	1,995,483	2,038,027

Income tax payable	103,558	96,466
Operating lease liabilities	90,474	88,214
Other long-term liabilities	116,800	139,908
Total liabilities	2,306,315	2,362,615

Total stockholders’ equity	3,912,779	3,851,985

Total liabilities and stockholders’ equity	$6,219,094	$6,214,600

Align Technology Announces Second Quarter 2025 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by operating activities	$181,326	$188,491

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(56,768)	(192,077)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(303,055)	(163,275)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	35,876	(9,196)
Net decrease in cash, cash equivalents, and restricted cash	(142,621)	(176,057)
Cash, cash equivalents, and restricted cash at beginning of the period	1,044,963	938,519
Cash, cash equivalents, and restricted cash at end of the period	$902,342	$762,462

Align Technology Announces Second Quarter 2025 Results

ALIGN TECHNOLOGY, INC.
INVISALIGN BUSINESS METRICS

Q1	Q2	Q3	Q4	Fiscal	Q1	Q2
2024	2024	2024	2024	2024	2025	2025
Number of Invisalign Trained Doctors Cases Were Shipped To
83,510	86,135	87,380	85,685	130,370	85,275	86,250
Invisalign Trained Doctor Utilization Rates*
7.2	7.5	7.1	7.3	19.1	7.5	7.5
Clear Aligner Revenue Per Case Shipment**
$1,350	$1,295	$1,275	$1,265	$1,295	$1,240	$1,250
* number of cases shipped / number of doctors to whom cases were shipped
** Clear Aligner revenues / Case shipments

ALIGN TECHNOLOGY, INC.
STOCK-BASED COMPENSATION
(in thousands)

	Q1	Q2	Q3	Q4	Fiscal	Q1	Q2
	2024	2024	2024	2024	2024	2025	2025
Stock-based Compensation (SBC):
SBC included in Gross Profit	$2,064	$2,582	$3,070	$(721)	$6,995	$1,538	$1,636
SBC included in Operating Expenses	36,724	44,446	45,969	39,569	166,708	43,459	46,572
Total SBC	$38,788	$47,028	$49,039	$38,848	$173,703	$44,997	$48,208

Align Technology Announces Second Quarter 2025 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION+
CONSTANT CURRENCY NET REVENUES
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	June 30, 2025	March 31, 2025	Impact % of Revenue
GAAP net revenues	$1,012,449	$979,262
Constant currency impact (1)	(26,388)		(2.7)%
Constant currency net revenues (1)	$986,061

GAAP Clear Aligner net revenues	$804,617	$796,843
Clear Aligner constant currency impact (1)	(21,629)		(2.8)%
Clear Aligner constant currency net revenues (1)	$782,988

GAAP Imaging Systems and CAD/CAM Services net revenues	$207,832	$182,419
Imaging Systems and CAD/CAM Services constant currency impact (1)	(4,759)		(2.3)%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$203,073

Year-over-year constant currency analysis:

	Three Months Ended June 30,
	2025	2024	Impact % of Revenue
GAAP net revenues	$1,012,449	$1,028,490
Constant currency impact (1)	(5,553)		(0.6)%
Constant currency net revenues (1)	$1,006,896

GAAP Clear Aligner net revenues	$804,617	$831,738
Clear Aligner constant currency impact (1)	(4,545)		(0.6)%
Clear Aligner constant currency net revenues (1)	$800,072

GAAP Imaging Systems and CAD/CAM Services net revenues	$207,832	$196,752
Imaging Systems and CAD/CAM Services constant currency impact (1)	(1,008)		(0.5)%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$206,824

Note:
(1) We define constant currency net revenues as total net revenues excluding the effect of foreign exchange rate movements and use it to determine the percentage for the constant currency impact on net revenues on a sequential and year-over-year basis. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues. The percentage for the constant currency impact on net revenues is calculated by dividing the constant currency impact in dollars (numerator) by constant currency net revenues in dollars (denominator).
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Second Quarter 2025 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY GROSS PROFIT AND GROSS MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	June 30, 2025	March 31, 2025
GAAP gross profit	$708,117	$680,108
Constant currency impact on net revenues	(26,388)
Constant currency gross profit	$681,728

	Three Months Ended
	June 30, 2025	March 31, 2025
GAAP gross margin	69.9%	69.5%
Gross margin constant currency impact (1)	(0.8)
Constant currency gross margin (1)	69.1%

Year-over-year constant currency analysis:

	Three Months Ended June 30,
	2025	2024
GAAP gross profit	$708,117	$722,628
Constant currency impact on net revenues	(5,553)
Constant currency gross profit	$702,564

	Three Months Ended June 30,
	2025	2024
GAAP gross margin	69.9%	70.3%
Gross margin constant currency impact (1)	(0.2)
Constant currency gross margin (1)	69.8%

Note:
(1) We define constant currency gross margin as constant currency gross profit as a percentage of constant currency net revenues. Gross margin constant currency impact is the increase or decrease in constant currency gross margin compared to the GAAP gross margin.
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Second Quarter 2025 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY INCOME FROM OPERATIONS AND OPERATING MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	June 30, 2025	March 31, 2025
GAAP income from operations	$163,033	$131,100
Income from operations constant currency impact (1)	(16,128)
Constant currency income from operations (1)	$146,905

	Three Months Ended
	June 30, 2025	March 31, 2025
GAAP operating margin	16.1%	13.4%
Operating margin constant currency impact (2)	(1.2)
Constant currency operating margin (2)	14.9%

Year-over-year constant currency analysis:

	Three Months Ended June 30,
	2025	2024
GAAP income from operations	$163,033	$147,046
Income from operations constant currency impact (1)	(3,232)
Constant currency income from operations (1)	$159,801

	Three Months Ended June 30,
	2025	2024
GAAP operating margin	16.1%	14.3%
Operating margin constant currency impact (2)	(0.2)
Constant currency operating margin (2)	15.9%

Notes:
(1) We define constant currency income from operations as GAAP income from operations excluding the effect of foreign exchange rate movements for GAAP net revenues and operating expenses on a sequential and year-over-year basis. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues and operating expenses using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues and operating expenses.
(2) We define constant currency operating margin as constant currency income from operations as a percentage of constant currency net revenues. Operating margin constant currency impact is the increase or decrease in constant currency operating margin compared to the GAAP operating margin.
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Second Quarter 2025 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP gross profit	$708,117	$722,628	$1,388,225	$1,420,444
Stock-based compensation	1,636	2,582	3,174	4,646
Amortization of intangibles (1)	3,752	3,678	7,301	7,402
Restructuring charges (2)	—	—	2,253	—
Non-GAAP gross profit	$713,505	$728,888	$1,400,953	$1,432,492

GAAP gross margin	69.9%	70.3%	69.7%	70.1%
Non-GAAP gross margin	70.5%	70.9%	70.3%	70.7%

GAAP total operating expenses	$545,084	$575,582	$1,094,092	$1,119,263
Stock-based compensation	(46,572)	(44,446)	(90,031)	(81,170)
Amortization of intangibles (1)	(904)	(875)	(1,745)	(1,738)
Restructuring and other charges (2)	—	357	197	357
Legal settlement loss	—	(31,127)	(4,178)	(31,127)
Non-GAAP total operating expenses	$497,608	$499,491	$998,335	$1,005,585

GAAP income from operations	$163,033	$147,046	$294,133	$301,181
Stock-based compensation	48,208	47,028	93,205	85,816
Amortization of intangibles (1)	4,656	4,553	9,046	9,140
Restructuring and other charges (2)	—	(357)	2,056	(357)
Legal settlement loss	—	31,127	4,178	31,127
Non-GAAP income from operations	$215,897	$229,397	$402,618	$426,907

GAAP operating margin	16.1%	14.3%	14.8%	14.9%
Non-GAAP operating margin	21.3%	22.3%	20.2%	21.1%

GAAP net income before provision for income taxes	$173,516	$143,866	$313,958	$302,252
Stock-based compensation	48,208	47,028	93,205	85,816
Amortization of intangibles (1)	4,656	4,553	9,046	9,140
Restructuring and other charges (2)	—	(357)	2,056	(357)
Legal settlement loss	—	31,127	4,178	31,127
Non-GAAP net income before provision for income taxes	$226,380	$226,217	$422,443	$427,978

Align Technology Announces Second Quarter 2025 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY CONTINUED
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP provision for income taxes	$48,908	$47,302	$96,120	$100,660
Tax impact on non-GAAP adjustments	(3,631)	(2,059)	(11,631)	(15,095)
Non-GAAP provision for income taxes	$45,277	$45,243	$84,489	$85,565

GAAP effective tax rate	28.2%	32.9%	30.6%	33.3%
Non-GAAP effective tax rate	20.0%	20.0%	20.0%	20.0%

GAAP net income	$124,608	$96,564	$217,838	$201,592
Stock-based compensation	48,208	47,028	93,205	85,816
Amortization of intangibles (1)	4,656	4,553	9,046	9,140
Restructuring and other charges (2)	—	(357)	2,056	(357)
Legal settlement loss	—	31,127	4,178	31,127
Tax impact on non-GAAP adjustments	3,631	2,059	11,631	15,095
Non-GAAP net income	$181,103	$180,974	$337,954	$342,413

GAAP diluted net income per share	$1.72	$1.28	$2.98	$2.68
Non-GAAP diluted net income per share	$2.49	$2.41	$4.62	$4.55

Shares used in computing diluted net income per share	72,593	75,223	73,098	75,315

Notes:
(1)    Amortization of intangible assets related to certain acquisitions.
(2)    During the fourth quarter 2024, we initiated restructuring plans to reduce headcount and increase efficiencies across the organization and lower the overall cost structure. Restructuring charges are primarily related to severance and other post-employment one-time benefits.
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Second Quarter 2025 Results

ALIGN TECHNOLOGY, INC.
Q3 2025 OUTLOOK - GAAP TO NON-GAAP RECONCILIATION

GAAP gross margin	64.0% - 65.0%
Stock-based compensation	~0.1%
Amortization of intangibles (1)	~0.5%
Asset write-down and Restructuring charges (2)	~5.0% - 6.0%
Non-GAAP gross margin	Approximately 70.5%

GAAP operating margin	10.5% - 11.5%
Stock-based compensation	~5.0%
Amortization of intangibles (1)	~0.5%
Asset write-down and Restructuring charges (2)	~5.0% - 6.0%
Non-GAAP operating margin	Approximately 22.0%
Percentages do not add up due to rounding.

ALIGN TECHNOLOGY, INC.
FISCAL 2025 OUTLOOK - GAAP TO NON-GAAP RECONCILIATION

GAAP gross margin	67.0% - 68.0%
Stock-based compensation	~0.1%
Amortization of intangibles (1)	~0.5%
Asset write-down and Restructuring charges (2)	~2.0% - 3.0%
Non-GAAP gross margin	Approximately 70.5%

GAAP operating margin	13.0% - 14.0%
Stock-based compensation	~4.5%
Amortization of intangibles (1)	~0.5%
Asset write-down and Restructuring charges (2)	~3.5% - 4.5%
Legal settlement loss (3)	~0.1%
Non-GAAP operating margin	Approximately 22.5%
Percentages do not add up due to rounding.

(1) Amortization of intangible assets related to certain acquisitions
(2) Asset write-down, accelerated depreciation and restructuring charges
(3) Legal settlement loss from Q1'25

Refer to "About Non-GAAP Financial Measures" section of press release.